Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES STRONG FOURTH QUARTER AND 2008
FISCAL YEAR RESULTS
•	Adjusted EBITDA of $24.3 million for the quarter and $107.1 million for the year.

•	Adjusted EBITDA margin of 23.7% for the quarter and 22.6% for the year as compared to 22.1% and 22.3% in 2007.

•	Adjusted earnings per share(1) from continuing operations of $0.07 for the quarter ended December 31, 2008 and $0.34 for the full year as compared to $0.04 and $0.06 in 2007.

•	Total debt reduced by $72.4 million during the year to $372.1 million at December 31, 2008.
BURLINGTON, Ontario, February 23, 2009, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the fourth quarter and for the year ended December 31, 2008. On an adjusted basis, fully diluted earnings per share were $0.07 for the quarter as compared to $0.04 in the fourth quarter of 2007. Revenue for the quarter was $102.4 million compared to $123.3 million for the same quarter in 2007. The financial results for the quarter have been impacted by several non-operational items. As a result, reported net loss for the quarter was $14.8 million as compared to a loss in the comparative period of $0.8 million. The results for the quarter are highlighted by:
•	For the current quarter adjusted income from operations, excluding one time charges, was $13.5 million and Adjusted EBITDA was $24.3 million with margins of 13.2% and 23.7%, respectively.

•	Excluding recycled commodity sales, internal revenue growth from price was 3.7%. With commodity sales, internal revenue growth was 2.3% from price and 0.4% from fuel surcharge.

•	Internal revenue growth from volume declined by 5.4%.

•	Foreign currency translation accounted for $12.8 million (10.3%) of the revenue reduction and the net expiration of municipal contracts accounted for a $4.2 million (3.4%)
For the full year 2008, the Company reported revenue of $473.0 million as compared to $461.4 million for 2007. Adjusted earnings per share for the year were $0.34 as compared to $0.06 for 2007. The results for the year ended December 31, 2008 are highlighted by:
•	For the year adjusted income from operations, excluding one time charges, was $59.0 million and Adjusted EBITDA was $107.1 million with margins of 12.5 % and 22.6%, respectively.

•	Revenue growth of 2.5% to $473.0 million compared to $461.4 million in 2007.

•	Internal revenue growth was 1.9%, made up of 3.9% from price, 2.3% from fuel and environmental surcharge and (4.3%) volume.

•	Acquisitions net of divestitures added $18.6 million of revenue or 4.0%, while the net expiration of municipal contracts accounted for a $16.1 million reduction or 3.5%.

(1)	Adjusted EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%.
David Sutherland-Yoest, Waste Services President and Chief Executive Officer, stated, “We are pleased to report our results for the fourth quarter and the 2008 fiscal year. We achieved our previously provided guidance for adjusted EBITDA and earnings per share for 2008 and we have taken several steps that we feel will protect the company from further economic headwinds of today’s business environment. On October 8th, we completed the refinancing of our bank facilities, pushing maturities out five years and greatly reducing the credit risk profile of the company. In December, we announced the successful completion of our restructuring, eliminating $6.6 million in annual overhead costs. When the commodity markets dropped precipitously in November and December, we implemented a commodity surcharge to our recycling customers to partially offset the price declines going forward.
Looking forward, capital expenditures will be below $40 million in 2009 and we expect to generate free cash flow of between $25 and $35 million. We expect internal revenue growth from price in our core collection and landfill businesses to be in the 3-5% range. Or continued confidence in pricing, margin expansion and free cash flow generation stems from our disposal capacity and vertical integration in Florida and in Canada. ”

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between loss from continuing operations, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Loss from continuing operations	$(14,785)	$(843)	$(1,956)	$(14,303)
Income tax provision (benefit)	(744)	3,819	6,183	14,437
Interest expense	11,661	9,860	37,432	40,679
Depreciation, depletion and amortization	10,522	14,045	45,348	54,891

EBITDA from continuing operations (1)	$6,654	$26,881	$87,007	$95,704

The following table reconciles the differences between EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the three months and year ended December 31, 2008 and 2007 (in thousands) (unaudited). The credit agreement governing our senior secured credit facilities provides for an adjustment to EBITDA from continuing operations for restructuring charges of up to $5.0 million, however, we have incurred $7.1 million of charges relative to our restructuring and cost reduction initiatives in 2008.

	For The Three Months		For The Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
EBITDA from continuing operations (1)	$6,654	$26,881	$87,007	$95,704
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	10,532	418	13,005	3,143
Other excludable expenses (3)	7,092	(130)	7,092	4,347

Adjusted EBITDA from continuing operations (1)	$24,278	$27,169	$107,104	$103,194

(1) EBITDA from continuing operations and Adjusted EBITDA from continuing operations (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2) Non-cash adjustments primarily include expensed deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3) Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring restructuring related costs.

The following table reconciles the differences between income (loss) from continuing operations before income taxes, as determined under US GAAP, and adjusted income from continuing operations for the three months and year ended December 31, 2008 and 2007. This information is then used as the numerator to calculate normalized earnings per share. Adjusted income from continuing operations and normalized earnings per share are non-US GAAP measures used by management to measure performance. We believe that adjusted income from continuing operations and normalized earnings per share may be used by certain investors to analyze and compare our operating performance between periods and against the operating results of other companies whose corporate structure and tax rates differ from ours. Adjusted income from continuing operations and normalized earnings per share are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies (in thousands) (unaudited):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Income (loss) from continuing operations before income taxes	$(15,529)	$2,976	$4,227	$134

Add back:
Refinance charges	2,869	—	2,869	—
Restructuring, severance and related costs	7,092	—	7,092	3,995
Deferred acquisition costs	10,267	—	10,267	—

Adjusted income from continuing operations before income taxes	4,699	2,976	24,455	4,129

Income tax provision (benefit) at estimated average statutory rate of 36%	1,692	1,071	8,804	1,486

Adjusted income from continuing operations	$3,007	$1,905	$15,651	$2,643

Basic and diluted normalized earnings per share:
Basic and diluted normalized earnings per share — continuing operations	$0.07	$0.04	$0.34	$0.06

Weighted average common shares outstanding
Basic	46,082	46,075	46,079	46,007
Diluted	46,147	46,163	46,109	46,529

We will host an investor and analyst conference call on Monday, February 23, 2009 at 2:00 p.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-543-6408 (US and Canada) or 617-213-8899 (International) and enter passcode number 18159420. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until March 4, 2009 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 31851212. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:

Edwin D. Johnson	J. Todd Atenham
Waste Services, Inc.	Investor Relations
Executive Vice President and Chief Financial Officer	888-917-5105
905-319-1237

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue	$102,393	$123,252	$473,029	$461,447

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	66,459	79,577	309,121	301,573
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	18,531	16,924	66,474	64,239
Deferred acquisition costs	10,267	—	10,267	—
Depreciation, depletion and amortization	10,522	14,045	45,348	54,891
Foreign exchange loss (gain) and other	482	(130)	160	(69)

Income (loss) from operations	(3,868)	12,836	41,659	40,813
Interest expense	11,661	9,860	37,432	40,679

Income (loss) from continuing operations before income taxes	(15,529)	2,976	4,227	134
Income tax provision (benefit)	(744)	3,819	6,183	14,437

Loss from continuing operations	(14,785)	(843)	(1,956)	(14,303)
Income from discontinued operations, net of income tax provision of $266 for the year ended December 31, 2008 and nil for all other periods	—	986	409	2,796
Gain (loss) on sale of discontinued operations, net of income tax provision of $2,770 and $7,255 for the three and twelve months ended December 31, 2008 and nil for all other periods	4,241	(155)	11,110	(11,607)

Net income (loss)	$(10,544)	$(12)	$9,563	$(23,114)

Basic and diluted earnings (loss) per share:
Earnings (loss) per share — continuing operations	$(0.32)	$(0.02)	$(0.04)	$(0.31)
Earnings (loss) per share — discontinued operations	0.09	0.02	0.25	(0.19)

Basic and diluted earnings (loss) per share	$(0.23)	$—	$0.21	$(0.50)

Weighted average common shares outstanding
Basic	46,082	46,075	46,079	46,007
Diluted	46,082	46,075	46,079	46,007

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)

	December 31,	December 31,
	2008	2007
Balance Sheet Data:
Cash	$7,227	$20,706
Current assets	$72,961	$99,406
Total assets	$840,927	$938,488
Current liabilities	$93,245	$95,375
Debt:
Senior secured credit facilities:
US Revolver	$34,600	$—
Canadian Revolver	27,699	—
US Term loan	38,125	—
Canadian Term Loan	103,505	—
Prior Credit facilities
Revolver	—	—
Term loan	—	273,910
Senior subordinated notes	158,854	160,000
Other notes	9,286	10,530

Total debt	$372,069	$444,440
Shareholders’ equity	$335,018	$350,595

	Year Ended December 31,
	2008	2007
Cash Flow Data:
Net cash flows provided by continuing operations	$56,051	$54,677
Net cash flows provided by (used in) investing activities for continuing operations	$(3,123)	$(79,557)
Net cash flows provided by (used in) financing activities of continuing operations	$(67,471)	$33,608
Capital expenditures from continuing operations	$48,066	$57,557

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc.
Revenue Growth
For The Three Months Ended December 31, 2008
(in thousands)

Total Revenue, December 31, 2007	$123,252
Impact on revenue from changes in:
Price	3,274	2.7%
Volume	(6,640)	-5.4%
Acquisition / Disposition	(6)	0.0%
Gain / Loss of Contracts	(4,165)	-3.4%
Other	(570)	-0.5%
Foreign currency impact	(12,752)	-10.3%

Total Revenue, December 31, 2008	$102,393

Waste Services, Inc.
Revenue Growth
For The Year Ended December 31, 2008
(in thousands)

Total Revenue, December 31, 2007	$461,447
Impact on revenue from changes in:
Price	28,725	6.2%
Volume.	(19,742)	-4.3%
Acquisition / Disposition	18,556	4.0%
Gain / Loss of Contracts	(16,078)	-3.5%
Other	(1,894)	-0.4%
Foreign currency impact	2,015	0.4%

Total Revenue, December 31, 2008	$473,029

COUNTRY DATA
(In thousands)

	Three Months Ended December 31, 2008
	US		Canada		Total

Revenue	$52,021	100.0%	$50,372	100.0%	$102,393	100.0%
Operating expenses:
Cost of operations	31,977	61.4%	34,482	68.4%	66,459	64.9%
Selling, general and administrative expense (exclusive of restructuring, severance and related costs)	5,972	11.5%	5,688	11.3%	11,660	11.4%
Restructuring, severance and related costs	4,673	9.0%	2,198	4.4%	6,871	6.7%
Deferred acquisition costs	10,267	19.7%	—	0.0%	10,267	10.0%
Depreciation, depletion and amortization	6,242	12.0%	4,280	8.5%	10,522	10.3%
Foreign exchange (gain) loss and other	(165)	-0.2%	647	1.3%	482	0.5%

Income (loss) from continuing operations	$(6,945)	-13.4%	$3,077	6.1%	$(3,868)	-3.8%

	Three Months Ended December 31, 2007
	US		Canada		Total

Revenue	$61,838	100.0%	$61,414	100.0%	$123,252	100.0%
Operating expenses:
Cost of operations	39,329	63.6%	40,248	65.6%	79,577	64.6%
Selling, general and administrative expense	8,578	13.9%	8,346	13.6%	16,924	13.7%
Depreciation, depletion and amortization	8,493	13.7%	5,552	9.0%	14,045	11.4%
Foreign exchange gain and other	(68)	-0.1%	(62)	-0.1%	(130)	-0.1%

Income from continuing operations	$5,506	8.9%	$7,330	11.9%	$12,836	10.4%

WASTE SERVICES, INC.
UNAUDITED COUNTRY DATA- (Continued)
(In thousands)

	Year Ended December 31, 2008
	US		Canada		Total

Revenue	$231,352	100.0%	$241,677	100.0%	$473,029	100.0%
Operating expenses:
Cost of operations	148,474	64.2%	160,647	66.5%	309,121	65.3%
Selling, general and administrative expense (exclusive of restructuring, severance and related costs)	30,027	13.0%	29,576	12.2%	59,603	12.6%
Restructuring. severance and related costs	4,673	2.0%	2,198	0.9%	6,871	1.5%
Deferred acquisition costs	10,267	4.4%	—	0.0%	10,267	2.2%
Depreciation, depletion and amortization	26,145	11.3%	19,203	7.9%	45,348	9.6%
Foreign exchange (gain) loss and other	(628)	-0.3%	788	0.4%	160	0.0%

Income from continuing operations	$12,394	5.4%	$29,265	12.1%	$41,659	8.8%

	Year Ended December 31, 2007
	US		Canada		Total

Revenue	$239,384	100.0%	$222,063	100.0%	$461,447	100.0%
Operating expenses:
Cost of operations	154,250	64.4%	147,323	66.3%	301,573	65.3%
Selling, general and administrative expense (exclusive of severance and related costs)	32,094	13.4%	28,150	12.7%	60,244	13.1%
Severance and related costs	3,995	1.7%	—	0.0%	3,995	0.9%
Depreciation, depletion and amortization	35,262	14.8%	19,629	8.8%	54,891	11.9%
Foreign exchange (gain) loss and other	282	0.1%	(351)	-0.1%	(69)	0.0%

Income from continuing operations	$13,501	5.6%	$27,312	12.3%	$40,813	8.8%